UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2002 (April 18, 2006)

ROSETTA RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

000-51801	43-2083519
(Commission File Number)	(IRS Employer Identification No.)

717 Texas, Suite 2800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 335-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2006, the Registrant received a notice from the staff of The NASDAQ Stock Market indicating that the Registrant is not in compliance with Marketplace Rule 4310(c)(14) because it had not filed its Annual Report on Form 10-K for the year ended December 31, 2005 as of April 17, 2006, the due date of the filing as extended under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. The notice indicated that due to such noncompliance, the Registrant’s common stock will be delisted at the opening of business on April 27, 2006 unless the Registrant requests a hearing in accordance with the NASDAQ Marketplace Rules or complies with its filing of Form 10-K.

On April 20, 2006, the Registrant filed its Annual Report on Form 10-K and has now received a letter from the NASDAQ Stock Market indicating their withdrawal from their previous delisting notice on April 18, 2006.

The Registrant issued a press release in connection with the foregoing matters on April 20, 2006, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 4.02.	Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review

On April 14, 2006, the Audit Committee of the Board of Directors of the Registrant and the Registrant’s management concluded that the Registrant’s previously issued unaudited financial statements for the three months ended September 30, 2005, included in the Registrant’s registration statement on Form S-1 (333-128888), should no longer be relied upon and that it should restate its financial statements for the three month period ended September 30, 2005 to correct errors in the Registrant’s accounting treatment of certain costs incurred in connection with the Registrant’s issuance of common stock in the third quarter 2005 which were incorrectly accounted for as a reduction of the proceeds from such issuance in additional paid-in capital on the Registrant’s balance sheet and should have been accounted for as operating expenses on the Registrant’s income statement. All of these costs were incurred during the Registrant’s completion of its private offering to raise capital to purchase the domestic oil and natural gas business of Calpine Corporation, completion of that acquisition, and preparing and filing its Securities Act of 1933, as amended, registration statement to register for resale in the public marketplace the shares sold privately in mid-2005.

The Audit Committee of the Board of Directors of the Registrant and the Registrant’s management have discussed the matters disclosed in this Item 4.02 with PricewaterhouseCoopers LLP, the Registrant’s independent registered public accounting firm.

On April 20, 2006, the Registrant filed its Annual Report on Form 10-K with the restated financial information described above. Additionally, the Registrant intends to file a post-effective amendment to its registration statement on Form S-1 that will incorporate by reference the Annual Report on Form 10-K, which will include the restated financial information.

In its Annual Report, the Registrant restated net income for the three month period ended September 30, 2005, of $8.2 million, a reduction by $1.1 million of the net income previously reported for the period. Earnings per share for the period were reduced by $0.02 per fully diluted share ($0.03 per basic share) from the previously reported amount, to $0.16 per fully diluted share ($0.16 per basic share). The additional effects of the restatement were to increase additional paid-in capital on the balance sheet by $1.1 million to $748.6 million and to reduce retained earnings on the balance sheet by $1.1 million to $8.2 million.

Item 8.01.	Other Events.

As previously reported, the Registrant filed Form 12b-25 Notification of Late Filing on April 3, 2006, to delay the filing of its Annual Report on Form 10-K for the period ended December 31, 2005. The Registrant disclosed by press release on April 18, 2006, a copy of which is attached as Exhibit 99.1 and incorporated by this reference, that the Registrant further delayed the filing of its Annual Report on Form 10-K past the extension date provided under Form 12b-25.

As stated above in this report as well as in the press release, the Registrant disclosed that it is restating its previously issued unaudited financial statements for the three months ended September 30, 2005, which were included in the Registrant’s registration statement on Form S-1. See Item 4.02 of this report for a further discussion on the restatement.

Additionally, in the press release, the Registrant disclosed that, although it is not currently required to provide an evaluation in its Annual Report of its internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, in its Annual Report on Form 10-K it would report that as of December 31, 2005, it had material weaknesses in its internal control over financial reporting and that management has taken a number of steps to address these weaknesses. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The Registrant identified the following material weaknesses as of December 31, 2005: (1) lack of a sufficient complement of permanent personnel to have an appropriate accounting and financial reporting structure to support the activities of the Registrant and (2) an inappropriate level of controls as it relates to the identification and documentation of accounting policies, including selection and application for generally accepted accounting principles used for accounting for select transactions and other activities. The Registrant believes that these weaknesses are attributable to its transition during the latter half of 2005 from a subsidiary of a much larger company to a stand-alone, publicly traded entity. The Registrant has included a description of corrective steps it is taking to improve its internal controls in the Annual Report on Form 10-K which was filed on April 20, 2006.

Additionally, the Registrant has temporarily suspended trading by selling stockholders under the Registrant’s registration statement on Form S-1 (333-12888) to permit updating of the registration statement with year end financial and operating information, in accordance with the registration rights agreement entered into by the Registrant in connection with its private placement in July 2005. Selling by such stockholders under the registration statement will re-commence when the amended registration statement is filed and subsequently declared effective by the Securities and Exchange Commission. This suspension of trading does not affect other trading of the Registrant’s publicly traded common stock listed on the NASDAQ exchange. The Registrant intends to file the post-effective amendment.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1. The Registrant includes a copy of the press release dated April 18, 2006 relating to the delay in filing its Annual Report on Form 10-K, the restatement, and the material weaknesses.

Exhibit 99.2 The Registrant also includes a copy of the press release date April 20, 2006 indicating NASDAQ’s delisting notification withdrawal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rosetta Resources Inc.
Dated: April 20, 2006
	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Chief Financial Officer

Exhibit Index

99.1	Press Release of Rosetta Resources Inc. dated April 18, 2006.

99.2	Press Release “Rosetta Receives NASDAQ Delisting Notification Withdrawal” dated April 20, 2006